PIMCO CORPORATE & INCOME OPPORTUNITY FUND

(the “Fund”)

Supplement dated September 26, 2023 to the Fund’s Prospectus and Statement of Additional

Information dated November 23, 2020, each as supplemented from time to time

(respectively, the “Prospectus” and the “SAI”)

Effective October 27, 2023, the Fund’s investment guideline limiting the Fund’s investments in illiquid investments to 20% of the Fund’s total assets is removed. Accordingly, effective as of that date, (i) the second paragraph of the “Portfolio Contents” section on the cover pages of the Prospectus; (ii) the sixth paragraph of the “Prospectus Summary – Portfolio Contents” and “Portfolio Contents” sections of the Prospectus; and (iii) the first sentence of the first paragraph of the “Investment Objective and Policies – Illiquid Investments” section of the SAI are deleted and replaced with the following:

The Fund may invest without limit in illiquid investments.

In addition, effective October 27, 2023, the last sentence of the first paragraph of the “Principal Risks of the Fund – Liquidity Risk” section of the Prospectus is deleted and replaced with the following:

In such cases, the Fund, due to the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector.

Investors Should Retain This Supplement for Future Reference

PTY_SUPP2_092623